Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in post-effective Amendment No.1 to the Registration Statement on Form S-4 of First Midwest Bancorp, Inc. of our report dated March 16, 2016, relating to the consolidated financial statements of Standard Bancshares, Inc. and Subsidiaries appearing in this Current Report on Form S-4.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Schaumburg, Illinois

October 26, 2016